UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 2, 2005

(Date of report (Date of earliest event reported))

MUNICIPAL MORTGAGE & EQUITY, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	011-11981	52-1449733
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

621 EAST PRATT STREET, SUITE 300 BALTIMORE, MARYLAND	21202
(Address of Principal Executive Offices)	(Zip Code)

(443) 263-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 2, 2005, Municipal Mortgage & Equity, LLC (the “Registrant”) announced the pricing of an underwritten offering of 2,575,000 common shares and that the Registrant had granted the underwriters an overallotment option of up to 386,250 additional shares (the “Offering”). Reference is made to the press release, dated February 2, 2005, annexed hereto as Exhibit 99.1, for further information regarding the Offering.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

1.1	Purchase Agreement, dated February 2, 2005, among the Registrant and the several Underwriters named therein

5.1	Opinion of Clifford Chance US LLP as to legality of common shares to be issued pursuant to the Purchase Agreement

8.1	Opinion of Clifford Chance US LLP as to certain tax matters contained in the Prospectus Supplement of the Registrant dated February 2, 2005

23.1	Consent of Clifford Chance US LLP (contained in the opinion filed as Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (contained in the opinion filed as Exhibit 8.1)

99.1	Press release, dated February 2, 2005, announcing the pricing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC

By:	/s/ William S. Harrison
William S. Harrison
Executive Vice President and Chief Financial Officer

Date: February 3, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Purchase Agreement, dated February 2, 2005, among the Registrant and the several Underwriters named therein

5.1	Opinion of Clifford Chance US LLP as to legality of common shares to be issued pursuant to the Purchase Agreement

8.1	Opinion of Clifford Chance US LLP as to certain tax matters contained in the Prospectus Supplement of the Registrant dated February 2, 2005

23.1	Consent of Clifford Chance US LLP (contained in the opinion filed as Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (contained in the opinion filed as Exhibit 8.1)

99.1	Press release, dated February 2, 2005, announcing the pricing of the Offering